As filed with the Securities and Exchange Commission
                                    on March 10, 1994


                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549


                                       Proxy Statement
                              Pursuant to Section 14(a) of the
                               Securities Exchange Age of 1934


Filed by the Registrant.           [X]
Filed by a Party other than the Registrant.              [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                              Kansas City Power & Light Company
                   (Exact name of registrant as specified in its charter)

                    Missouri                                  44-0308720
                 (State or other                           (I.R.S. Employer
                 jurisdiction of                          Identification No.)
                incorporation or
                  organization)

                                         1201 Walnut
                                 Kansas City, Missouri 64106
                                       (816) 556-2200
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            Jeanie Sell Latz, Corporate Secretary
                                         1201 Walnut
                                 Kansas City, Missouri 64106
                                       (816) 556-2936
                  (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee competed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)      Title of each class of securities to which transaction applies:

     2)      Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

     4)      Proposed maximum aggregate value of transaction:

     _/Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)      Amount Previously Paid:

     2)      Form, Schedule or Registration Statement No.:

     3)      Filing Party:

     4)      Date Filed:

                                     ------------------

                              KANSAS CITY POWER & LIGHT COMPANY
                                         1201 Walnut
                                 Kansas City, Missouri 64106

                                         ___________


                          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                         May 3, 1994

     Notice is hereby given that the Annual Meeting of Shareholders of KANSAS CITY POWER & LIGHT COMPANY will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Tuesday, May 3, 1994, commencing at 10:00 a.m., Kansas City time, to consider and act upon the following matters and such other business as may properly come before the meeting and any adjournment or adjournments thereof:

     1.      The election of nine directors; and

     2. A proposal to ratify and approve the Board of Directors' appointment of Coopers & Lybrand as independent public accountants for 1994.

     The holders of record of the outstanding Common Stock of the Company at the close of business on February 28, 1994, are entitled to vote at the meeting.


                                             By Order of the Board of Directors,


                                             JEANIE SELL LATZ
                                             Secretary

Kansas City, Missouri
March 11, 1994





     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              KANSAS CITY POWER & LIGHT COMPANY
                                         1201 Walnut
                                Kansas City, Missouri  64106

                                          _________


                                       PROXY STATEMENT

                                       March 11, 1994

     This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of Kansas City Power & Light Company ("Company") to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Tuesday, May 3, 1994, commencing at 10:00 a.m., Kansas City time, and any adjournment or adjournments thereof. This proxy statement and accompanying proxy will be mailed to the shareholders of the Company on or about March 11, 1994.


                              ACTION TO BE TAKEN AT THE MEETING

     The following matters will be acted on at the meeting:

     1.      The election of nine directors; and

     2. A proposal to ratify and approve the Board of Directors' appointment of Coopers & Lybrand as independent public accountants for 1994.

     Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof (including procedural matters arising during the course thereof), the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters, insofar as such proxies are not limited to the contrary.

                                           ITEM 1.

                                    ELECTION OF DIRECTORS

     A board of nine directors will be elected at the Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders in 1995, and until their successors shall be elected and qualified. Eight of the nominees are present directors of the Company; David L. Bodde is a nominee for the first time, replacing George A. Russell who is retiring from the Board after serving nine years as a director.

     It is intended that proxies given pursuant to this solicitation will be voted for the nominees for directors whose names are hereinafter set forth, but if any other candidate for director is proposed at the meeting, such proxies may be voted cumulatively for less than all of the nominees named herein. In case any of the nominees named herein should become unavailable for election to the Board of Directors for any reason, such proxies may be voted for the election of a nominee to be designated by the Board. Each of the nominees named herein has consented to being named as a nominee and to serve as a director if elected, and the Board has no reason to believe that any of the nominees named herein will be unavailable for election.

Nominees for Directors

David L. Bodde
Dr. Bodde, 51, is Vice President of Midwest Research Institute (MRI), and President of its subsidiary, MRI-Ventures. MRI is a not-for-profit research laboratory with an emphasis in energy and environmental technologies. He served as Executive Director of the National Academy of Sciences in the area of engineering and applied science from April 1986 through May 1991.

William H. Clark                                             Director since 1983
Mr. Clark, 62, is President of the Urban League of Greater Kansas City, a community service agency which has a major focus on intergroup relations and human services. Mr. Clark is a member of the Executive and Community Development Committees.

Robert J. Dineen                                             Director since 1987
Mr. Dineen, 64, is Chairman of Layne, Inc., a Kansas City-based provider of drilling services for the water supply, mineral exploration, and environmental investigation and remediation industries. He was President and Chief
Executive Officer of the Marley Company from May 1986 through August 1993.
Mr. Dineen is a member of the Executive, Nominating & Compensation, and Nuclear Affairs Committees.

Arthur J. Doyle                                              Director since 1976
Mr. Doyle, 70, is a retired Chairman of the Board, former President and Chief Executive Officer of the Company. Mr. Doyle is a member of the Executive, Audit and Nuclear Affairs Committees.

W. Thomas Grant II                                           Director since 1989
Mr. Grant, 43, is Chairman of the Board and Chief Executive Officer of
Seafield Capital Corporation (previously BMA Corporation), a Kansas City-based diversified company providing insurance, financial and laboratory services.
 He was named Chairman of the Board in May 1993 and Chief Executive Officer in 1986. He is also a director of Commerce Bancshares, Inc., Home Office Reference Laboratory, Inc. and Response Technologies, Inc. Mr. Grant is a member of the Audit and Community Development Committees.

A. Drue Jennings                                             Director since 1987
Mr. Jennings, 47, is Chairman of the Board, President and Chief Executive Officer of the Company. He was named Chairman of the Board in 1991 and Chief Executive Officer in 1988. Mr. Jennings is a member of the Executive
Committee.

George E. Nettels, Jr.                                       Director since 1980
Mr. Nettels, 66, is Chairman of the Board of Midwest Minerals, Inc., a Kansas-based company involved in construction mineral processing and quarry operations. He is also President of Yampa Resource Associates, Inc., a mined land reclamation operation. Mr. Nettels is a member of the Nominating & Compensation and Nuclear Affairs Committees.

Linda Hood Talbott                                           Director since 1983
Dr. Talbott, 53, is President of Talbott & Associates, consultants in strategic planning, philanthropic management, and development to foundations, corporations, and the nonprofit sector. Prior to January 1994 she was President of the Clearinghouse for Midcontinent Foundations. Dr. Talbott is a member of the Audit and Community Development Committees.

Robert H. West                                               Director since 1980
Mr. West, 55, is Chairman of the Board and Chief Executive Officer of Butler Manufacturing Company, a supplier of non-residential building systems, specialty components and construction services; he is also a director of Santa Fe Pacific Corporation and Commerce Bancshares, Inc. Mr. West is a member of the Executive and Nominating & Compensation Committees.


                      COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has five standing committees: an Executive Committee, an Audit Committee, a Nominating & Compensation Committee, a Nuclear Affairs Committee and a Community Development Committee. Committee work is accomplished by members informally as well as at meetings formally called.

     The Executive Committee serves during the intervals between meetings of the Board and may exercise any and all of the powers of the Board of Directors in the management of the business of the Company. The Executive Committee, which met once during 1993, presently consists of Messrs. Jennings, Doyle, Clark, Dineen, and West.

     The primary functions of the Audit Committee, which met twice during 1993, are to (i) make recommendations to the Board of Directors concerning the selection of auditors, (ii) review the results and scope of the audits, and
(iii) examine other matters relating to the internal and external audit of the Company's accounts and the financial affairs of the Company. Dr. Talbott, Messrs. Doyle, Grant and Russell presently serve as members of the Audit Committee.

     The Nominating & Compensation Committee makes recommendations to the Board of Directors for the nomination of persons to serve as (i) members of the Board of Directors, (ii) Chairman of the Board, (iii) President, and (iv) Chief Executive Officer, and the Committee administers the Company's Long-Term Incentive Plan and makes recommendations with respect to the compensation to be paid to the Board members and officers. The Nominating & Compensation Committee, which met four times during 1993, presently consists of Messrs. West, Nettels and Dineen. Shareholders wishing to submit the name of a candidate for the Board of Directors for consideration by the Nominating & Compensation Committee should submit their recommendations, along with biographical information, to the Secretary of the Company.

     The Nuclear Affairs Committee monitors, reviews, evaluates and makes recommendations with respect to nuclear matters and affairs. The Nuclear Affairs Committee, which met once during 1993, presently consists of Messrs. Doyle, Nettels, Dineen and Russell.

     The functions of the Community Development Committee, which met twice during 1993, are to (i) establish guidelines for execution of the policy dimensions on community development, (ii) recommend an annual community development budget to the Board, (iii) approve community development expenditures, and (iv) receive and transmit to the Board the annual report of community development activities and expenditures. Messrs. Clark and Grant and Dr. Talbott presently serve on the Community Development Committee.

     Seven meetings of the Board of Directors were held during 1993. Work of the Company's directors is performed not only at meetings of the Board of Directors and its committees, but also in the research and study of Company matters and documents and in numerous communications with the Chairman of the Board and others. During 1993, each of the directors attended 75% or more of the meetings of the Board and committees on which they served.

     In 1993 non-employee members of the Board of Directors were paid an annual retainer of $15,000 and attendance fees of $750 for each Board meeting and $500 for each committee meeting attended.


SECURITY OWNERSHIP

Principal Shareholders

     Management has no knowledge of any person (as that term is defined by the Securities and Exchange Commission) who owns beneficially more than 5% of the Company's Common Stock.

Securities Owned by Management

     The number of shares of Common Stock of the Company beneficially owned by the directors, the named executive officers (excluding Mr. Miller), and all directors and officers as a group are set forth below:

                                                           Amount and Nature of
   Title of Class       Name of Beneficial Owner        Beneficial Ownership (1)

    Common Stock        Bernard J. Beaudoin                      6,922(2)
    Common Stock        David L. Bodde                             100
    Common Stock        William H. Clark                         1,022
    Common Stock        Samuel P. Cowley                        11,964(2)
    Common Stock        Robert J. Dineen                         1,600
    Common Stock        Arthur J. Doyle                         17,570(3)
    Common Stock        W. Thomas Grant II                         600
    Common Stock        Marcus Jackson                           5,803(2)
    Common Stock        A. Drue Jennings                        26,369(2)(4)
    Common Stock        George E. Nettels, Jr.                   8,484(5)
    Common Stock        Linda Hood Talbott                       3,632
    Common Stock        Ronald G. Wasson                         7,994(2)
    Common Stock        Robert H. West                           2,492(6)

    Common Stock        All present officers and               133,569(2)
                        directors as a group (21
                        persons)


(1) Shares of the Company's Common Stock owned by any director or officer and by the directors and officers as a group is less than 1% of such stock. Unless otherwise specified, each director and named executive officer has sole voting and sole investment power with respect to the shares indicated.

(2) Includes shares held pursuant to the Company's Employee Savings Plus Plan. Also includes exercisable non-qualified stock options granted under the Long-Term Incentive Plan in the following amounts: Beaudoin, 5,000; Cowley, 2,000; Jackson, 4,000; Jennings, 10,000; and Wasson, 5,000.

(3) The nominee disclaims beneficial ownership of 200 shares reported which are owned by nominee's wife.

(4) The nominee disclaims beneficial ownership of 300 shares reported which are owned by nominee's children.

(5) The nominee disclaims beneficial ownership of 3,400 shares reported which are owned by nominee's wife.

(6) The nominee disclaims beneficial ownership of 1,200 shares reported which are held by nominee's wife as custodian for minor children.

                                   EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of the five highest paid executive officers of the Company for the last three fiscal years.

                                 SUMMARY COMPENSATION TABLE

                                            Annual                Long-Term
                                         Compensation           Compensation

                                                                   Awards
                                                                                     All
                                                                 Securities         Other
                                                                 Underlying        Compen-
    Name and Principal               Salary        Bonus        Options/SARs       sation
         Position            Year       ($)       ($)(1)             (#)           ($)(2)
A. Drue Jennings             1993    $375,000    $113,750       13,750 shares     $ 26,151
Chairman of the Board,       1992     348,000      74,124       20,000 shares       24,428
President and Chief          1991     320,000       -0-              -0-            31,945
Executive Officer

Bernard J. Beaudoin          1993     178,000      57,380        6,875 shares       15,793
Senior Vice President-       1992     163,333      34,790       10,000 shares       13,988
Finance and Chief            1991     144,958       -0-              -0-            15,029
Financial Officer

Ronald G. Wasson             1993     178,000      57,380        6,875 shares       15,305
Senior Vice President-       1992     166,661      35,500       10,000 shares       14,568
Administrative and           1991     155,083       -0-              -0-            15,542
Technical Services

Samuel P. Cowley             1993     174,583      36,750        9,500 shares       15,015
Senior Vice President-       1992     163,333      34,790        4,000 shares       14,568
Corporate Affairs,           1991     158,333       -0-              -0-            21,886
Chief Legal Officer

Marcus Jackson               1993     130,000      47,300        5,500 shares       8,808
Vice President-Power         1992     117,333      24,992        8,000 shares        8,140
Production                   1991     108,667       -0-              -0-             7,326

William H. Miller (3)        1993      28,592       -0-              -0-           241,628
Vice President-Human         1992     148,333      31,595        4,000 shares       13,698
Resources                    1991     143,333       -0-              -0-            20,365


(1)  These amounts were paid under the Company's Incentive Compensation Plan.

(2) For 1993 amounts include: Flex dollars under the Flexible Benefits Plan Jennings - $15,989, Beaudoin - $11,296, Wasson - $10,808, Cowley - $10,518, Jackson - $4,908 and Miller - $804; Company contribution under the Employee Savings Plus Plan Jennings - $4,497, Beaudoin - $4,497, Wasson - $4,497, Cowley - $4,497, Jackson - $3,900 and Miller - $858;
     deferred flex dollars of $5,665 to Jennings; and a supplemental retirement package of $239,966 to Miller.

(3) Effective February 1, 1993, Mr. Miller retired from the Company. His options granted in 1992 were forfeited.


                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
  Individual Grants                        Percent
                                          of Total
                           Number of      Options/
                          Securities        SARs
                          Underlying       Granted                                   Grant
                           Options/          to         Exercise                     Date
                             SARs         Employees      or Base                    Present
                            Granted       in Fiscal       Price      Expiration      Value
        Name                (#)(1)           Year        ($/Sh)         Date         ($)(2)
A. Drue Jennings            13,750           22%         $23.875       6/7/03       $40,700
Bernard J. Beaudoin          6,875           11%          23.875       6/7/03        20,350
Ronald G. Wasson             6,875           11%          23.875       6/7/03        20,350
Samuel P. Cowley             9,500           15%          23.875       6/7/03        28,120
Marcus Jackson               5,500            9%          23.875       6/7/03        16,280
William H. Miller             -0-

(1) One-half of the options granted in 1993 are exercisable on or after June 8, 1994, and the remaining one-half are exercisable on or after June 8, 1995. Each option is granted in tandem with a limited stock appreciation right exercisable automatically in the event of a change in control. Options may be exercised with cash or previously-owned shares of the Company's Common Stock. Dividends accrue on the options as though reinvested at the regular dividend rate. Such accrued dividends will be paid if the options are exercised and if the exercise price is equal to or above the grant price.

(2) The grant date valuation was calculated by using the binomial option pricing formula, a derivative of the Black-Scholes model. The underlying assumptions used to present value the options were as follows:


             Annualized stock volatility:                     0.1555
             Time of exercise (option term):                 10 years
             Risk free interest rate:                          6.50%
             Stock price at grant:                            $23.875
             Exercise price:                                  $23.875
             Average dividend yield:                           6.86%
             Vesting restrictions discount:                 3% per year

                AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                              FISCAL YEAR-END OPTION/SAR VALUES

                                                                        Value of
                                             Number of                In-the-Money
                                            Unexercised               Options/SARs
                                          Options/SARs at               at Fiscal
                           Shares         Fiscal Year-End               Year End
                          Acquired              (#)                        ($)
                             on
                          Exercise       Exer-      Unexer-        Exer-       Unexer-
       Name                  (#)        cisable     cisable       cisable    cisable(1)
A. Drue Jennings              0         10,000      23,750        $13,750      $13,750
Bernard J. Beaudoin           0          5,000      11,875          6,875        6,875
Ronald G. Wasson              0          5,000      11,875          6,875        6,875
Samuel P. Cowley              0          2,000      11,500          2,750        2,750
Marcus Jackson                0          4,000       9,500          5,500        5,500
William H. Miller             0           -0-         -0-           -0-          -0-

(1)  The options granted in 1993 were not in-the-money.



                                        BENEFIT PLANS

Pension Plan

     The Company has a non-contributory pension plan for its management employees, including executive officers, providing for benefits upon retirement, normally at age 65. In addition, an unfunded deferred compensation plan provides a supplemental retirement benefit for executive officers. The following table shows examples of single life option pension benefits payable upon retirement at age 65 to executive officers under the Management Pension Plan ("Plan") and the deferred compensation plan combined:

                                                   Annual Pension for
                                               Years of Service Indicated
   Average Annual Base
   Salary for Highest
        36 Months                15               20               25          30 or more
         150,000                45,000           60,000           75,000          90,000
         200,000                60,000           80,000          100,000         120,000
         250,000                75,000          100,000          125,000         150,000
         300,000                90,000          120,000          150,000         180,000
         350,000               105,000          140,000          175,000         210,000
         400,000               120,000          160,000          200,000         240,000
         450,000               135,000          180,000          225,000         270,000
         500,000               150,000          200,000          250,000         300,000

     Each eligible employee with 30 or more years of credited service in the Plan is entitled to a total monthly annuity at his normal retirement date equal to 50% of his average base monthly salary for the period of 36 consecutive months in which his earnings were highest. The monthly annuity will be proportionately reduced if his years of credited service are less than
30. The compensation covered by the Plan--base monthly salary--excludes any bonuses and other compensation. The Plan provides that pension amounts are not reduced by Social Security benefits. The estimated credited years of service for each of the named executive officers in the Summary Compensation table are as follows: Jennings, 19; Beaudoin, 13; Wasson, 26; Cowley, 19; and Jackson, 16.

     Eligibility for supplemental retirement benefits is limited to officers selected by the Nominating & Compensation Committee of the Board of Directors. The annual target retirement benefit payable at the normal retirement date is equal to 2% of highest average earnings, as defined, for each year of credited service up to 30 (maximum of 60% of highest average earnings). The actual retirement benefit paid equals the target retirement benefit less retirement benefits payable under the management pension plan. A liability accrues each year to cover the estimated cost of future supplemental benefits.

     Section 415 of the Internal Revenue Code imposes certain limitations on pensions which may be paid under tax qualified pension plans. In addition to the supplemental retirement benefits, the amount by which pension benefits under the Plan computed without regard to Section 415 exceed such limitations will be paid outside the qualified plan and accounted for by the Company as an operating expense.

Severance Agreements

     The Company has entered into severance agreements ("Severance Agreements") with certain of its executive officers to ensure their continued service and dedication to the Company and their objectivity in considering on behalf of the Company any transaction which would change the control of the Company. Under the Severance Agreements, during the two-year period after a Change in Control (as defined therein), the executive officer would be entitled to receive a lump-sum cash payment and certain insurance benefits if such officer's employment were terminated (i) by the Company other than for cause or upon death or disability, (ii) by such executive officer for "Good Reason" (as defined therein), or (iii) by such executive officer for any reason during a 30-day period commencing one year after such Change in Control (a "Qualifying Termination").

     Upon a Qualifying Termination, the Company must make a lump-sum cash payment to the officer of (i) such executive officer's base salary through the date of termination, (ii) a pro-rated bonus based upon the average of the bonuses paid to such executive officer for the last five fiscal years,
(iii) any accrued vacation pay, (iv) three (two in the case of a vice president) times such officer's highest base salary during the prior 12 months, (v) three (two in the case of a vice president) times the average of the bonuses paid to such executive officer for the last five fiscal years,
(vi) the actuarial equivalent of the excess of the executive officer's accrued pension benefits, computed as if the executive officer had three (two in the case of a vice president) additional years of benefit accrual service, over the executive officer's vested accrued pension benefits, and (vii) the value of any unvested Company contributions for the benefit of the executive officer under the Company's Employee Savings Plus Plan. In addition, the Company must offer health, disability and life insurance plan coverage to the executive officer and his dependents on the same terms and conditions that existed immediately prior to the Qualifying Termination for three (two in the case of a vice president) years, or, if earlier, until such executive officer is covered by equivalent plan benefits. The Company is also obligated to make certain "gross-up" payments in connection with tax obligations arising pursuant to payments under the Severance Agreements as well as to provide reimbursement of certain expenses relating to disputes arising thereunder.

     Payments and other benefits under the Severance Agreements are in addition to benefits accruing under the Company's Long-Term Incentive Plan. Upon a Change in Control (as defined in the LTIP), all stock options granted in tandem with limited stock appreciation rights ("LSARs") will be automatically exercised.


                BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating & Compensation Committee of the Board ("Compensation Committee") is composed of independent outside directors. All decisions by the Compensation Committee relating to executive compensation are reviewed by the full Board, except decisions about awards under the Company's Long-Term Incentive Plan which must be made solely by the Compensation Committee in order for the grants or awards to satisfy Exchange Act Rule 16b-3.

     The executive compensation package consists of base salary, incentive pay and long-term compensation. The package is designed to attract and retain talented, key executives critical to the long-term success of the Company and to support a performance oriented environment. Base salaries for individual executives are established on the basis of (i) job responsibilities and complexity, (ii) individual performance under established criteria, and
(iii) competitiveness with similar jobs in comparable companies. The base salaries of executive officers are targeted at the median level for comparable positions in companies of similar size in the industry and are based on national compensation survey data collected by the Edison Electric Institute and by Hay Management Consultants. The Committee also considers and compares the competitiveness of the entire compensation package with these companies.

     Annual incentive pay consists of both formula and discretionary awards. Formula awards for executives are linked to the achievement of specific performance objectives set by the Board each year and adjusted for factors wholly or substantially beyond the control of management such as abnormal weather conditions. A weather modification was made in 1993 to reflect an average year. The formula awards are also adjusted, up or down, based upon the rate of change in the real price of electricity within the Company's service territory. The total formula award as modified shall not exceed 25% of salary. In 1993, the performance objective designated by the Board was a minimum and maximum earnings per share ("EPS"). The formula awards were based on a table beginning at 0% for the minimum EPS and increasing to 20% at the maximum EPS before adjustments and 25% after adjustments. In 1993 the adjusted EPS exceeded the designed maximum by 6 cents per share; and formula awards of 21% of base salary were paid to each of the named executive officers.

     Discretionary awards under the incentive pay program are possible for outstanding individual contributions as determined by the Compensation Committee. The sum of such discretionary awards, other than to the Chief Executive Officer, cannot exceed 10% of the total participating salaries. No discretionary awards are paid unless the performance objective set by the Board for the formula award is reached. Discretionary awards were paid for 1993 to four of the named executive officers based on their significant and direct contributions to the profits of the Company, and/or extraordinary division leadership.

     To further link total compensation to corporate performance, the executive officers participate in the Company's Long-Term Incentive Plan. Non-qualified stock options were granted at fair market value to the executives of the Company in June 1993. The amounts of the grants were based on the (i) executive's influence and contribution to the Company's financial condition, and (ii) amount of the total compensation package for each executive which the Compensation Committee believed should be tied to the performance of the Company's stock price.

Chief Executive Officer ("CEO") Compensation

     In setting the base salary for the CEO in 1993, the Compensation Committee considered the (i) same criteria as for the other executive officers described herein and (ii) Company performance. In evaluating the CEO's annual performance, the Compensation Committee specifically considered: adequacy and reliability of electric service provided to customers; reasonableness of rate levels for electric service; Company involvement in facilitating economic growth and development in its service territory; quality of relationships with regulators and public policy leaders; improvements in facilities performance and employee productivity; and cost control initiatives and quality of planning activities.

     The formula portion of Mr. Jennings' annual incentive pay was determined in the manner discussed herein. His discretionary award of $35,000 under the incentive pay program was granted in recognition of his contribution to the Company's exceptional financial results, performance of the operating system, quality of service, and strategic planning. In determining the number of option shares granted to Mr. Jennings in 1993 under the Long-Term Incentive Plan, the Compensation Committee considered, among other things, his influence and contribution to the Company's financial condition and the amount of his compensation package which the Compensation Committee believed should be tied to the performance of the Company's stock price.

                                               COMPENSATION COMMITTEE

                                               Robert H. West
                                               George E. Nettels, Jr.
                                               Robert J. Dineen

                                      PERFORMANCE GRAPH

                      Comparison of Five-Year Cumulative Total Return*
                              KCPL, S & P 500 Index, and EEI Index**

   Year                  KCPL               S&P 500 Index              EEI Index

   1988                  $100                   $100                     $100
   1989                   120                    132                      130
   1990                   132                    128                      132
   1991                   189                    166                      169
   1992                   194                    179                      182
   1993                   208                    197                      203

    *Assumes $100 invested on December 31, 1988 in KCPL Common Stock, S&P 500 Index and EEI Index, with reinvestment of all dividends and market price appreciation through December 31, 1993.

   **Companies in the Edison Electric Institute (EEI) Index include:

Allegheny Power System, Inc.; American Electric Power, Inc.; Atlantic Energy, Inc.; Baltimore Gas & Electric Co.; Bangor Hydro-Electric Co.; Black Hills Corp.; Boston Edison Co.; Carolina Power & Light Co.; Centerior Energy Corp.; Central & South West Corp.; Central Hudson Gas & Elec.; Central Louisiana Electric Co., Inc.; Central Maine Power Co.; Central Vermont Public Service Corp.; Cilcorp Inc.; Cincinnati Gas & Electric Co.; Cipsco Inc.; CMS Energy Corp.; Commonwealth Edison Co.; Commonwealth Energy System; Consolidated Edison Co. of New York; Delmarva Power & Light Co.; Detroit Edison Co.; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; Duke Power Co.; Eastern Utilities Assoc.; El Paso Electric Co.; Empire District Electric Co.; Entergy Corp.; Eselco Inc.; Florida Progress Corp.; FPL Group, Inc.; General Public Utilities Corp.; Green Mountain Power Corp.; Gulf States Utilities Co.; Hawaiian Electric Inds., Inc.; Houston Industries, Inc.; Idaho Power Co.; IES Industries Inc.; Illinois Power Co.; Interstate Power Co.; Iowa-Illinois Gas & Electric Co.; Ipalco Enterprises Inc.; Kansas City Power & Light Co.; KU Energy Corp.; LG&E Energy Corp.; Long Island Lighting Co.; Madison Gas & Electric Co.; Maine Public Service Co.; Midwest Resources Inc.; Minnesota Power; Montana Power Co.; Nevada Power Co.; New England Electric System; New York State Electric & Gas Corp.; Niagara Mohawk Power Corp.; Nipsco Industries, Inc.; Northeast Utilities; Northern States Power Co.; Northwestern Public Service Co.; Ohio Edison Co.; Oklahoma Gas & Electric Co.; Orange & Rockland Utilities, Inc.; Otter Tail Power Co.; Pacific Gas & Electric Co.; Pacificorp; Pennsylvania Power & Light Co.; Philadelphia Electric Co.; Pinnacle West Capital Corp.; Portland General Corp.; Potomac Electric Power Corp.; PSI Resources, Inc.; Public Service Co. of Colorado; Public Service Co. of New Mexico; Public Service Enterprise Group; Puget Sound Power & Light Co.; Rochester Gas & Electric Corp.; San Diego Gas & Electric Co.; Scana Corp; Scecorp; Sierra Pacific Resources; Southern Company; Southern Indiana Gas & Electric Co.; Southwestern Public Service Co.; St. Joseph Light & Power Co.; Teco Energy Inc.; Texas Utilities Co.; TNP Enterprises Inc.; Tucson Electric Power Co.; Union Electric Co.; United Illuminating Co.; Unitil Corp.; Upper Peninsula Energy Corp; Utilicorp United; Washington Water Power Co.; Western Resources; Wisconsin Energy Corp.; Wisconsin Public Service; WPL Holdings Inc.


                                           ITEM 2.

                               INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand, which acted as the Company's independent auditors in 1993 has, upon recommendation of the Board's Audit Committee, been selected and appointed by the Board of Directors to audit and certify the Company's financial statements for 1994, subject to ratification and approval by the shareholders of the Company.

     Representatives from Coopers & Lybrand, expected to be present at the Company's Annual Meeting, will be given the opportunity to make statements if they desire to do so, and are expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at the meeting is required for the approval of this proposal to ratify and approve the appointment. If the shareholders do not ratify the appointment of Coopers & Lybrand, the selection of independent public accountants will be reconsidered by the Board of Directors.

     THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ITS APPROVAL.


                                VOTING SECURITIES AND VOTING

     There were 61,908,726 shares of Common Stock outstanding at the close of business on February 28, 1994, the record date fixed for the determination of shareholders entitled to notice of and to vote at the meeting. Each share of outstanding Common Stock is entitled to one vote with respect to each matter to be voted upon, with the right of cumulative voting in the election of directors, which means that each shareholder has a total vote equal to the number of shares owned by him multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. In the event the votes for certain director nominees are withheld, those votes will be distributed among the remaining director nominees. Withholding authority to vote for all director nominees has the effect of abstaining from voting for any director nominees. If no instructions are given, the shares will be voted equally for the election of all directors.


                           SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the above-mentioned Annual Meeting of Shareholders of the Company and at any adjournment or adjournments thereof. All valid proxies delivered pursuant to this solicitation, if received in time, will be voted. A shareholder who executes a proxy may revoke it by written revocation delivered to the Secretary of the Company at any time before it is voted.

     The expense of solicitation of proxies will be borne by the Company.
Such solicitation will be made by mail, telephone, telegraph or personally by officers and other regular employees of the Company, and also by representatives of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, which firm has been employed by the Company to assist in the solicitation at an estimated cost of $8,000. The Company will, in addition, reimburse banks, brokers and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.


                                  PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1995 Annual Meeting of Shareholders must be received at the Company's Corporate Secretary's Office on or before November 11, 1994, for consideration for inclusion in the proxy statement and form of proxy relating to that meeting.


                                          By Order of the Board of Directors,



                                          JEANIE SELL LATZ
                                          Secretary

[Form of Proxy Card]


                              KANSAS CITY POWER & LIGHT COMPANY
                    Proxy for Annual Meeting of Shareholders, May 3, 1994


The undersigned hereby appoints A. D. Jennings, S. P. Cowley and J. S. Latz, and each or any of them, proxies for the undersigned, with power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders on May 3, 1994, and any adjournment or adjournments thereof, on the following matters, and in their discretion upon such other matters as may properly come before the meeting.

                       The Board of Directors Recommends a vote "FOR"
                              each of the following proposals.

Item 1.      Election of the following nominees for Directors:

             D. L. Bodde, W. H. Clark, R. J. Dineen, A. J. Doyle,
             W. T. Grant II, A. D. Jennings, G. E. Nettels, Jr., L. H. Talbott and R. H. West.

             Instructions: To withhold authority to vote for any nominee, write the nominee's name below; or to withhold authority for all nominees, write WITHHOLD ALL.



Item 2. Appointment of Coopers & Lybrand as independent public accountants for 1994.

             _____  FOR            _____ AGAINST                _____ ABSTAIN

     The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given when the duly signed Proxy is returned, such shares will be voted "FOR" each of the proposals.

                                                DATED:                  , 1994


                                                                  (Signature)

                                                                  (Signature)

Please sign exactly as name(s) is(are) printed hereon. When signing as attorney, administrator, executor, guardian or trustee, please add your title as such. If stock is held jointly, each party should sign. If signature is for a corporation, please sign full corporate name by authorized officer.

                              THIS PROXY IS SOLICITED ON BEHALF
                                 OF THE BOARD OF DIRECTORS.